Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                         INVESCO FINANCIAL SERVICES FUND

A Joint Special Meeting ("Meeting") of Shareholders of Invesco Financial Services Fund (the "Target Fund") was held on Thursday, April 14, 2011. The Meeting was held for the following purpose:

                                                                                                Votes                   Broker
                                                                                  Votes For    Against   Abstentions   Non-Votes
                                                                                  ----------   -------   -----------   ---------
(1) To approve an Agreement and Plan of Reorganization between the Target         10,800,085   840,147     669,569       -0-0
    Fund and the Invesco Diversified Dividend Fund (the "Acquiring Fund"), a
    series of AIM Equity Funds (Invesco Equity Funds), providing for : (a) the acquisition of all of the assets and assumption of all of the liabilities of the Target Fund by the Acquiring Fund in exchange for shares of a corresponding class of the Acquiring Fund; (b) the distribution of such shares to the shareholders of the Target Fund; and (c) the liquidation and termination of the Target Fund..........................................

                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                      INVESCO SMALL-MID SPECIAL VALUE FUND

A Joint Special Meeting ("Meeting") of Shareholders of Invesco Small-Mid Special Value Fund (the "Target Fund") was held on Thursday, April 14, 2011. The Meeting was held for the following purpose:

                                                                                                Votes                   Broker
                                                                                  Votes For    Against   Abstentions   Non-Votes
                                                                                  ---------   ---------  -----------   ---------
(1)    To approve an Agreement and Plan of Reorganization between the Target      2,715,812   119,051     211,602        -0-
       Fund and Invesco Van Kampen Small Cap Value Fund (the "Acquiring Fund"),
       a series of AIM Sector Funds (Invesco Sector Funds), providing for: (a)
       the acquisition of all of the assets and assumption of all of the liabilities of the Target Fund by the Acquiring Fund in exchange for shares of a corresponding class of the Acquiring Fund; (b) the distribution of such shares to the shareholders of the Target Fund;
       and (c) the liquidation and termination of the Target Fund...............